Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports Second Quarter 2025 Results

●	Second quarter net sales $107.7 million, approximately 63% recurring

●	Gross margin of 43.7%; non-GAAP gross margin of 44.4%

●	Estimated test cell utilization up 3 pts. quarter-over-quarter to 75%

●	Received $28 million design-win order for Mobile and Automotive test, shipping through Q4’25

POWAY, Calif., July 31, 2025 – Cohu, Inc. (NASDAQ: COHU), a global supplier of equipment and services optimizing semiconductor manufacturing yield and productivity, today reported fiscal 2025 second quarter net sales of $107.7 million and GAAP loss of $16.9 million or $0.36 per share. Net sales for the first six months of 2025 were $204.5 million and GAAP loss was $47.7 million or $1.02 per share.

Cohu also reported non-GAAP results, with second quarter 2025 income of $0.7 million or $0.02 per share and loss of $0.1 million or $0.00 per share for the first six months of 2025.

GAAP Results
(in millions, except per share amounts)	Q2 FY 2025	Q1 FY 2025	Q2 FY 2024	6 Months 2025	6 Months 2 024

Net sales	$107.7	$96.8	$104.7	$204.5	$212.3
Net loss	$(16.9)	$(30.8)	$(15.8)	$(47.7)	$(30.4)
Net loss per share	$(0.36)	$(0.66)	$(0.34)	$(1.02)	$(0.65)

Non-GAAP Results
(in millions, except per share amounts)	Q2 FY 2025	Q1 FY 2025	Q2 FY 2024	6 Months 2025	6 Months 2024

Net income (loss)	$0.7	$(0.8)	$(0.6)	$(0.1)	$0.0
Net income (loss) share	$0.02	$(0.02)	$(0.01)	$(0.00)	$0.00

Total cash and investments at the end of second quarter 2025 increased by $8.6 million to $209.4 million. Cohu did not repurchase any shares of its common stock during second quarter 2025.

“Second quarter 2025 results were in line with guidance, test cell utilization is up a few points across all Cohu segments, and we secured a $28 million design-win order from a customer serving mobile and automotive end-markets” said Cohu President and CEO Luis Müller. “We are opening new opportunities with the first system sold in India, introduction of a new Eclipse handler model targeting share expansion at test subcontractors, and qualification of ULTRA-S contactor for precision analog IC test.”

Cohu expects third quarter 2025 sales to be in a range of $125 million +/- $7 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss second quarter 2025 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on July 31, 2025. Interested parties may listen live via webcast on Cohu’s investor relations website at https://edge.media-server.com/mmc/p/sb6s4t5r

To participate via telephone and join the call live, please register in advance at https://register-conf.media-server.com/register/BI291f96c3485e46a6bcdb925ba1377e01 to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income (loss) and Income (loss) (adjusted earnings) per share, Operating income (loss), Operating Expense, effective tax rate, net cash per share and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, impairments, acquisition-related costs and associated professional fees, depreciation of purchase accounting adjustments to property, plant and equipment, fair value adjustment to contingent consideration, pension curtailment gain, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding test cell utilization statistics and related effects; effects of growth in revenue in certain vertical markets and corresponding financial impacts; new market entries, product introductions or customer adoptions and corresponding performance metrics or financial impacts; product market projected growth and market sizes and related revenue opportunities; expectations related to our FY2025 outlook, including quarterly projections; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: new product investments and product enhancements which may not be commercially successful; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; recent erosion in mobile, automotive and industrial market sales; our ability to manage and deliver high quality products and services; failure of sole source contract manufacturer or our ability to manage third-party raw material, component and/or service providers; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; the semiconductor industry is intensely competitive, subject to rapid technological changes, and experiences consolidation of key customers for semiconductor test equipment; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; our relationships with customers may deteriorate; loss of key personnel; risks of using artificial intelligence within Cohu’s product developments and business; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes, including related economic impacts; levels of debt; access to sufficient capital on reasonable or favorable terms; foreign operations and related currency fluctuations; required or desired accounting charges and the cost or effectiveness of accounting controls; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; significant goodwill and other intangibles as percentage of our total assets; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; risks associated with acquisitions, investments and divestitures such as integration and synergies; constraints related to corporate governance structures; share repurchases and related impacts; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory changes and including environmental or tax law changes; significant volatility in our stock price; the risk of cybersecurity breaches; enforcing or defending intellectual property claims or other litigation.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 28,	June 29,	June 28,	June 29,
	2025 (2)	2024	2025 (2)	2024

Net sales	$107,680	$104,701	$204,477	$212,315
Cost and expenses:
Cost of sales (excluding amortization)	60,571	57,779	115,051	116,144
Research and development	23,188	21,342	46,340	43,678
Selling, general and administrative	29,866	32,118	59,877	67,200
Amortization of purchased intangible assets	10,081	9,748	19,933	19,543
Restructuring charges	1,210	13	7,838	22
	124,916	121,000	249,039	246,587
Loss from operations	(17,236)	(16,299)	(44,562)	(34,272)
Other (expense) income:
Interest expense	(126)	(144)	(324)	(433)
Interest income	1,386	2,333	2,999	5,042
Foreign transaction loss	(385)	(373)	(440)	(914)
Pension curtailment gain	1,530	-	1,530	-
Loss on extinguishment of debt	-	-	-	(241)
Loss from operations before taxes	(14,831)	(14,483)	(40,797)	(30,818)
Income tax provision (benefit)	2,049	1,286	6,887	(414)
Net loss	$(16,880)	$(15,769)	$(47,684)	$(30,404)

Loss per share:
Basic:	$(0.36)	$(0.34)	$(1.02)	$(0.65)
Diluted:	$(0.36)	$(0.34)	$(1.02)	$(0.65)

Weighted average shares used in computing loss per share: (3)
Basic	46,662	46,965	46,653	47,049
Diluted	46,662	46,965	46,653	47,049

(1)	The three- and six-month periods ended June 28, 2025, and June 29, 2024, were both comprised of 13 weeks and 26 weeks, respectively.
(2)	On January 7, 2025, the Company completed the acquisition of Tignis, Inc. and the results of Tignis’ operations have been included since that date.
(3)	For both the three- and six-month periods ended June 28, 2025, and June 29, 2024, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 28,	December 30,
	2025	2024
Assets:
Current assets:
Cash and investments (1)	$209,411	$262,092
Accounts receivable	90,826	91,619
Inventories	137,831	141,861
Other current assets	52,945	38,735
Total current assets	491,013	534,307
Property, plant & equipment, net	77,111	74,786
Goodwill	282,525	234,639
Intangible assets, net	96,718	110,717
Operating lease right of use assets	32,049	13,908
Other assets	30,777	31,058
Total assets	$1,010,193	$999,415

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$9,830	$633
Current installments of long-term debt	1,250	1,115
Deferred profit	6,630	3,589
Other current liabilities	82,855	79,847
Total current liabilities	100,565	85,184
Long-term debt	7,253	7,052
Non-current operating lease liabilities	32,116	9,893
Other noncurrent liabilities	39,716	40,395
Cohu stockholders’ equity	830,543	856,891
Total liabilities & stockholders’ equity	$1,010,193	$999,415

(1)	On January 7, 2025, the Company made a cash payment of $34.9 million, net of cash received, to acquire Tignis, Inc.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	June 28,	March 29,	June 29,
	2025	2025	2024
Loss from operations - GAAP basis (a)	$(17,236)	$(27,326)	$(16,299)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	398	325	262
Research and development (R&D)	1,514	1,219	1,001
Selling, general and administrative (SG&A)	3,763	4,686	4,320
	5,675	6,230	5,583
Amortization of purchased intangible assets (c)	10,081	9,852	9,748
Restructuring charges related to inventory adjustments in COS (d)	136	157	(12)
Restructuring charges (d)	1,210	6,628	13
Manufacturing transition and severance costs included in (e):
COS	162	-	2
R&D	-	-	44
SG&A	96	47	1,196
	258	47	1,242
Acquisition costs included in SG&A (f)	23	328	1
Depreciation of PP&E step-up included in SG&A (g)	-	-	12
Adjustment to contingent consideration included in SG&A (h)	-	(1,700)	-
Income (loss) from operations - non-GAAP basis (i)	$147	$(5,784)	$288

Net loss - GAAP basis	$(16,880)	$(30,804)	$(15,769)
Non-GAAP adjustments (as scheduled above)	17,383	21,542	16,587
Tax effect of non-GAAP adjustments (j)	1,757	8,476	(1,400)
Pension curtailment gain (k)	(1,530)	-	-
Net income (loss) - non-GAAP basis	$730	$(786)	$(582)

GAAP net loss per share - diluted	$(0.36)	$(0.66)	$(0.34)

Non-GAAP net income (loss) per share - diluted (l)	$0.02	$(0.02)	$(0.01)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring and manufacturing transition activities including employee headcount reductions and other organizational changes to align our business strategies in light of our acquisitions. Restructuring and manufacturing transition costs have been excluded because such expense is not used by management to assess the core profitability of Cohu’s business operations. Depreciation of PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs and the fair value adjustment to contingent consideration have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(16.0)%, (28.2)% and (15.6)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(g)	To eliminate depreciation of PP&E step up charges related to the acquisitions.
(h)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Tignis.
(i)	0.1%, (6.0)% and 0.3% of net sales, respectively.
(j)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(k)	To eliminate the pension curtailment gain recognized associated with headcount reductions made as part of the 2025 Strategic Restructuring plan.
(l)

The three months ended June 28, 2025, was computed using 46,838 shares outstanding, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were calculated using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Six Months Ended
	June 28,	June 29,
	2025	2024
Loss from operations - GAAP basis (a)	$(44,562)	$(34,272)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	723	489
Research and development (R&D)	2,733	1,835
Selling, general and administrative (SG&A)	8,449	7,887
	11,905	10,211
Amortization of purchased intangible assets (c)	19,933	19,543
Restructuring charges related to inventory adjustments in COS (d)	293	(16)
Restructuring charges (d)	7,838	22
Manufacturing transition and severance costs included in (e):
COS	162	2
R&D	-	58
SG&A	143	2,836
	305	2,896

Impairment charge included in SG&A (f)	-	966
Acquisition costs included in SG&A (g)	351	175
Depreciation of PP&E step-up included in SG&A (h)	-	24
Adjustment to contingent consideration included in SG&A (i)	(1,700)	-
Loss from operations - non-GAAP basis (j)	$(5,637)	$(451)

Net loss - GAAP basis	$(47,684)	$(30,404)
Non-GAAP adjustments (as scheduled above)	38,925	33,821
Tax effect of non-GAAP adjustments (k)	10,233	(3,399)
Pension curtailment gain (l)	(1,530)	-
Net income (loss) - non-GAAP basis	$(56)	$18

GAAP net loss per share - diluted	$(1.02)	$(0.65)

Non-GAAP income (loss) per share - diluted (m)	$(0.00)	$0.00

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring and manufacturing transition activities including employee headcount reductions and other organizational changes to align our business strategies in light of our acquisitions. Restructuring and manufacturing transition costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Impairment charges have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. PP&E and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(21.8)% and (16.1)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to acquisitions.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate the impairment of the Company’s investment in Fraes-und Technologiezentrum GmbH Frasdorf.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(h)	To eliminate the property, plant & equipment step-up depreciation accelerated related to acquisitions.
(i)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Tignis.
(j)	(2.8)% and (0.2)% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)	To eliminate the pension curtailment gain recognized associated with headcount reductions made as part of the 2025 Strategic Restructuring plan.
(m)

The six months ended June 29, 2024, was computed using 47,390 as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were calculated using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	June 28,	March 29,	June 29,
	2025	2025	2024

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$47,109	$42,317	$46,922
Non-GAAP adjustments to cost of sales (as scheduled above)	696	482	252
Gross profit - Non-GAAP basis	$47,805	$42,799	$47,174

As a percentage of net sales:
GAAP gross profit	43.7%	43.7%	44.8%
Non-GAAP gross profit	44.4%	44.2%	45.1%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$(16,880)	$(30,804)	$(15,769)
Income tax provision (benefit)	2,049	4,838	1,286
Interest expense	126	198	144
Interest income	(1,386)	(1,613)	(2,333)
Amortization of purchased intangible assets	10,081	9,852	9,748
Depreciation	3,377	3,232	3,413
Amortization of cloud-based software implementation costs (2)	709	709	709
Pension curtailment gain	(1,530)	-	-
Other non-GAAP adjustments (as scheduled above)	7,302	11,690	6,827
Adjusted EBITDA	$3,848	$(1,898)	$4,025

As a percentage of net sales:
Net income - GAAP Basis	(15.7)%	(31.8)%	(15.1)%
Adjusted EBITDA	3.6%	(2.0)%	3.8%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$64,345	$69,643	$63,221
Non-GAAP adjustments to operating expenses (as scheduled above)	(16,687)	(21,060)	(16,335)
Operating Expenses - Non-GAAP basis	$47,658	$48,583	$46,886

(1)	Excludes amortization of purchased intangibles of $7,739, $7,559 and $7,486 for the three months ending June 28, 2025, March 29, 2025, and June 29, 2024, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Six Months Ended
	June 28,	June 29,
	2025	2024
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$89,426	$96,171
Non-GAAP adjustments to cost of sales (as scheduled above)	1,178	475
Gross profit - Non-GAAP basis	$90,604	$96,646

As a percentage of net sales:
GAAP gross profit	43.7%	45.3%
Non-GAAP gross profit	44.3%	45.5%

Adjusted EBITDA Reconciliation
Net loss - GAAP Basis	$(47,684)	$(30,404)
Income tax provision	6,887	(414)
Interest expense	324	433
Interest income	(2,999)	(5,042)
Amortization of purchased intangible assets	19,933	19,543
Depreciation	6,609	6,842
Amortization of cloud-based software implementation costs (2)	1,418	1,418
Pension curtailment gain	(1,530)	-
Loss on extinguishment of debt	-	241
Other non-GAAP adjustments (as scheduled above)	18,992	14,254
Adjusted EBITDA	$1,950	$6,871

As a percentage of net sales:
Net loss - GAAP Basis	(23.3)%	(14.3)%
Adjusted EBITDA	1.0%	3.2%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$133,988	$130,443
Non-GAAP adjustments to operating expenses (as scheduled above)	(37,747)	(33,346)
Operating Expenses - Non-GAAP basis	$96,241	$97,097

(1)	Excludes amortization of purchased intangibles of $15,298 and $15,008 for the six months ending June 28, 2025, and June 29, 2024, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.